UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2006

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2006, Ferro Corporation (the "Company") announced that effective January 2, 2007, Sallie B. Bailey ("Ms. Bailey") will succeed Thomas M. Gannon ("Mr. Gannon") as the Company’s Vice President & Chief Financial Officer. Mr. Gannon has expressed an interest in pursuing opportunities outside the Company’s financial organization.

In connection with the transition of leadership of the Company’s financial organization, the Company and Mr. Gannon have entered into an Employment Transition Agreement dated October 25, 2006 (the "Transition Agreement"). Under the Transition Agreement, Mr. Gannon is required to make himself available to assist Ms. Bailey in her transition into the role of the Company’s Chief Financial Officer and will be entitled to the severance and benefits describe below only if he does make himself available for such assistance. In addition, Mr. Gannon and the Company will seek to identify and evaluate alternative opportunities within the Company that might take full advantage of Mr. Gannon’s unique skills and experience and be consistent with Mr. Gannon’s own personal career aspirations. If the Company and Mr. Gannon are unable mutually to agree on a suitable alternative opportunity for Mr. Gannon by January 2, 2007, then Mr. Gannon’s employment with the Company will then terminate and Mr. Gannon will become entitled to a severance package for the period from January 3, 2007 to December 31, 2007 (the "Severance Period") consisting of the following: (a) twice-monthly payments of $15,208 until the earlier of December 31, 2007 or the date of Mr. Gannon’s death, (b) a lump sum amount of $182,500 paid on or before December 31, 2007, and (c) reimbursement for payments made for continued health benefits coverage under the Consolidated Omnibus Budget Reconciliation Act, up to the amount of the Company’s current benefit contributions on his behalf, throughout the Severance Period and for six months thereafter.

Mr. Gannon will be entitled for a period of 90 days after the filing of the Company’s Form 10-K for the fiscal year ending December 31, 2006 to exercise options vested as of the date his employment terminates and to receive his bonus payment for 2006 under the annual incentive plan and any amounts payable with respect to the performance shares he was awarded for the 2004–2006 performance period in accordance with the terms of the Company’s Long-Term Incentive Compensation Plan. In the Transition Agreement, Mr. Gannon provides the Company with a waiver of any rights to other severance benefits and agrees not to engage in certain activities which compete with the Company’s products and services for a period ending one year following the end of the Severance Period and to continued confidentiality obligations. The Company and Mr. Gannon have agreed to mutual non-disparagement provisions.

A copy of the Transition Agreement is filed herewith as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 26, 2006, the Company announced that effective January 2, 2007, Ms. Bailey will succeed Mr. Gannon as the Company’s Vice President & Chief Financial Officer.

(c)(1) On October 26, 2006, the Company announced that effective January 2, 2007, Ms. Bailey will succeed Mr. Gannon as the Company’s Vice President & Chief Financial Officer.

Ms. Bailey currently serves as Senior Vice President-Finance and Controller with The Timken Company. At Timken, Ms. Bailey oversees the global treasury, financial reporting, tax, and financial performance and planning functions. Timken is a publicly held global manufacturer of highly engineered bearings, alloy steels and related products, with operations in 27 countries, 27,000 employees and sales of $5.2 billion in 2005. Ms. Bailey also serves as a director of Milacron, Inc., a global manufacturer of plastics processing equipment and supplies. Ms. Bailey joined Timken in 1995 as director of finance and was promoted into key financial management roles, including treasurer and corporate controller. Before joining Timken, Ms. Bailey was with Tenneco Inc. in Houston, Texas, and Deloitte and Touche in Chicago, Illinois. Ms. Bailey earned a bachelor’s degree in economics and German from Wellesley College and an MBA in finance and accounting from the University of Chicago. In her role with the Company, Ms. Bailey will report to James F. Kirsch, the Company’s President and Chief Executive Officer.

Ms. Bailey’s employment arrangement with the Company will provide for an initial annual salary of $350,000, a sign-on bonus of $100,000 paid within 30 days of her employment with the Company and a retention bonus of $300,000 paid in equal installments of $100,000 on the date of each of her first, second and third anniversary of employment with the Company. The payment of the retention bonus is contingent on her continued employment by the Company.

Ms. Bailey will also participate in the Company’s annual incentive program in 2007 with a target bonus opportunity of 50% of base salary. The amount of any bonus forfeited by Ms. Bailey upon her departure from Timken for her 2006 employment will also be paid to Ms. Bailey by the Company at the time the Company pays bonuses to its other executive officers for 2006. Ms. Bailey will receive a grant of 20,000 performance shares for the 2006–2008 performance period, which will vest after three years based upon cumulative revenues and earnings per share targets established for the Company for such period, and a payment equal to any amount forfeited under the Timken cash plan for 2004–2006 as a result of her departure. Ms. Bailey will also participate in the Company’s Long-Term Incentive Program, under which the Company’s executives are expected to receive performance share grants and option awards, which options will vest in equal installments over a four-year period, in the first part of 2007. In addition, Ms. Bailey will participate in the Company’s senior executive perquisite program, which provides for four weeks of vacation, a $7,500 perquisite allowance, a 401(k) plan match and a pension contribution each year. To the extent applicable, Ms. Bailey will participate in the Company’s standard relocation program. As an executive officer, Ms. Bailey will be required to participate in the Company’s Stock Ownership Program.

Item 7.01 Regulation FD Disclosure.

On October 26, 2006, the Company issued a press release announcing that effective January 2, 2007, Ms. Bailey will succeed Mr. Gannon as the Company’s Vice President & Chief Financial Officer. Mr. Gannon has expressed an interest in pursuing opportunities outside the Company’s financial organization. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: Employment Transition Agreement dated October 25, 2006 by and between Thomas M. Gannon and Ferro Corporation.

Exhibit 99.1: Press release dated October 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

October 25, 2006	By:	James F. Kirsch

Name: James F. Kirsch
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Transition Agreement dated October 25, 2006 by and between Thomas M. Gannon and Ferro Corporation
99.1	Press Release